EXHIBIT 1

JOINT FILING AGREEMENT

In accordance with Rule 13d-1(k) of the Securities Exchange Act of 1934, as amended, the undersigned agree to the joint filing on behalf of each of them by Credit Agricole S.A. of a Statement on Schedule 13G (including any and all amendments thereto) with respect to the Common Units of ALST Casino Holdco, LLC and further agree that this Joint Filing Agreement shall be included as an Exhibit to such joint filing.  In evidence thereof, the undersigned, being duly authorized, hereby execute this Joint Filing Agreement as of February 12, 2013.

CREDIT AGRICOLE S.A.
By:	/s/ Olivier Guilhamon Name: Olivier Guilhamon Title: Head of Group Compliance, Crédit Agricole S.A.

CREDIT AGRICOLE CORPORATE AND INVESTMENT BANK
By:	/s/ Catherine Duvaud Name: Catherine Duvaud Title: Head of Compliance

CREDIT AGRICOLE GLOBALPARTNERS, INC.
By:	/s/ Olivier Chazareiz Name: Olivier Chazareiz Title: Vice President
CREDIT AGRICOLE LEASING (USA) CORP.
By:	/s/ Alan Sidrane Name: Alan Sidrane Title: Vice President